Exhibit 10.11
IRVINE SENSORS CORPORATION
FORM OF NON-INCENTIVE STOCK OPTION AGREEMENT
BETWEEN THE COMPANY AND JOHN CARSON AND JOHN STUART1
This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made this 24th day of December, 2010, by and between Irvine Sensors Corporation, a Delaware corporation (the “Company”) and  _____, an individual resident of  _____, California (“Optionee”).
1. Grant of Option. The Company hereby grants Optionee the option (the “Option”) to purchase all or any part of an aggregate of 4,000,000 shares (the “Shares”) of common stock, $0.01 par value (“Common Stock”), of the Company at the exercise price of $0.09 per share according to the terms and conditions set forth in this Agreement and in the Irvine Sensors Corporation 2010 Non-Qualified Stock Option Plan (the “Plan”). The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is issued under the Plan and is subject to its terms and conditions. A copy of the Plan will be furnished upon request of Optionee.
The Option shall terminate at the close of business ten (10) years from the date hereof.
2. Vesting of Option Rights.
(a) Except as otherwise provided in this Agreement, the Option may be exercised by Optionee in accordance with the following schedule: 2,000,000 shares will vest on the earlier of (the “Initial Vesting Date”): (a) July 10, 2012 or (b) the satisfaction or waiver of the compensation restrictions set forth in Section 5(j) of the Secured Promissory Note dated April 14, 2010 by and between the Company and Timothy Looney, with the balance vesting in 24 equal monthly installments after the Initial Vesting Date.
For purposes hereof, “Initial Vesting Date” shall mean the earlier of (i) July 10, 2012 or (ii) the satisfaction or waiver of the compensation restrictions set forth in Section 5(j) of the Secured Promissory Note dated April 14, 2010 by and between the Company and Timothy Looney.
(b) During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, Optionee may transfer the Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)); provided, however, that (i) Optionee may not receive any consideration for such transfer, (ii) the Family Member must agree in writing not to make any subsequent transfers of the Option other than by will or the laws of the descent and distribution and (iii) the Company receives prior written notice of such transfer.

[1]	The form of agreement is identical for Mr. Carson and Mr. Stuart, except for insertion of their respective names and residence locations as Optionee.

(c) Notwithstanding the provisions set forth above in Section 2(a), (i) in the event of termination of Optionee’s employment with or Service to the Company as a result of Optionee’s death while in the employ or Service of the Company prior to the vesting of the Option under Sections 2 or 5 hereof, then the vesting of the Option, as set out in Section 2(a) above, shall accelerate in full as of such date of death; (ii) in the event of termination of Optionee’s employment with or Service to the Company as a result of Optionee’s Permanent Disability while in the employ or Service of the Company, the next vesting date for the Option, as set out in Section 2(a) above, shall accelerate by twelve (12) months as of such date of termination; (iii) in the event of termination by the Company of Optionee’s employment with or Service to the Company without Cause (other than upon Permanent Disability) or, if applicable under an employment agreement between the Company and Optionee, due to the Optionee’s resignation for Good Reason (as defined below), provided that within sixty (60) days following the date of termination, the Optionnee executes and does not revoke (during any applicable revocation period) an effective general release of all claims against the Company and its affiliates in a form reasonably acceptable to the Company, the Optionee shall have the right to elect Ordinary Retirement in lieu of termination without Cause or resignation for Good Reason; and (iv) if, after the earlier of the Initial Vesting Date and the date hereof, Optionee ceases to be an employee or provide Service by reason of Ordinary Retirement prior to the vesting of the Option under Sections 2 or 5 hereof, then the vesting of the Option, as set out in Section 2(a) above, shall accelerate in full as of such date of Ordinary Retirement. For purposes of this Agreement, “Permanent Disability” shall mean a physical or mental impairment which, the Board in good faith determines, after consideration and implementation of reasonable accommodations, precludes the Optionee from performing his essential job functions for a period longer than three consecutive months or a total of one hundred twenty (120) days in any twelve month period (or such longer period as may be required to comply with the Family Medical Leave Act or other applicable law); and “Ordinary Retirement” shall mean the retirement of the Optionee on a date upon which, if the Optionee is an employee, the sum of the Optionee’s age and number of years of employment with the Company equals or exceeds eighty-five (85) years or, if the Optionee is a non-employee director, the number of years of Service to the Company exceeds five (5) years.
3. Exercise of Option after Death or Termination of Employment or Service. The Option shall terminate and may no longer be exercised if Optionee ceases to be employed by or provide Service to the Company or its Affiliates, except that:
(a) If Optionee’s employment or Service shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(f)), Ordinary Retirement (as defined in Section 2(c)) or Optionee’s death or Permanent Disability, Optionee may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Optionee on the date of the termination of Optionee’s employment or Service.
(b) If Optionee’s employment or Service is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.
(c) If Optionee shall die while the Option is still exercisable according to its terms, or if employment or Service is terminated because of Optionee’s Permanent Disability while in the employ of the Company, and Optionee shall not have fully exercised the Option, such Option may be exercised, at any time within twelve (12) months after Optionee’s death or date of termination of employment or Service for Permanent Disability, by Optionee, personal representatives or administrators or guardians of Optionee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Optionee was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or Service or (ii) the date of termination for such Permanent Disability, as applicable.
(d) If Optionee’s employment or Service is terminated for Ordinary Retirement, the Option shall not be terminated and shall remain exercisable for its full term.

(e) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.
(f) “Cause” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or of any Affiliate), or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner. However, if the term or concept has been defined in an employment agreement between the Company and Optionee, then Cause shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss any Optionee or other person in the Service of the Company (or any Affiliate) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of the Agreement, to constitute grounds for termination for Cause.
(g) “Good Reason” shall have such meaning as may be set forth in an employment agreement between the Company and Optionee.
4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by Optionee having a Fair Market Value equal to the full exercise price of the Shares being acquired, (iii) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002, by delivering to the Company the full exercise price of the Shares being acquired in a combination of cash and Optionee’s full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the exercise price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, (iv) subject to Section 402 of the Sarbanes-Oxley Act of 2002, to the extent this Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (1) to Optionee’s brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or (v) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002, by delivering to the Company a combination of any of the forms of payment described above. This Option may be exercised only with respect to full shares and no fractional share of stock shall be issued.

5. Change in Control.
(a) Immediately prior to the effective date of a “Change in Control” (as defined in Section 5(e)), this Option shall vest and become exercisable for all of the Shares and may be exercised for any or all of those Shares. However, this Option shall not vest and become exercisable on an accelerated basis if and to the extent: (i) this Option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Shares for which this Option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Shares over the aggregate exercise price payable for such Shares) and provides for subsequent payout of that spread no later than the time this Option would have vested and become exercisable for those Shares.
(b) Immediately following the consummation of the Change in Control, this Option shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.
(c) If this Option is assumed or otherwise continued in effect in connection with a Change in Control, then this Option shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had this Option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the exercise price, provided the aggregate exercise price shall remain the same. To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this Option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.
(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(e) For purposes of this Agreement, “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.
6. Capital Adjustments and Reorganization. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (a) the number and/or class of securities subject to this Option and (b) the exercise price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7. Miscellaneous.
(a) Entire Agreement; Plan Provisions Control. This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be and binding on all persons having an interest in this Option. All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan.
(b) No Rights of Stockholders. Neither Optionee, Optionee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Optionee, Optionee’s legal representative or permissible assignee, as applicable, without restrictions thereto.
(c) No Right to Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of, or if Optionee is a director of the Company or an Affiliate as giving the Optionee the right to continue as a director of, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Optionee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Option granted hereunder shall not form any part of the wages or salary of Optionee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Optionee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(d) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
(e) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.
(f) No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Optionee or any other person.
(g) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(h) Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be addressed to Optionee at the address indicated below Optionee’s signature line at the end of this Agreement or at such other address as Optionee may designate by ten (10) days’ advance written notice to the Company. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon the third (3rd) day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice.
(i) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, state blue sky laws, the requirements of any applicable securities exchange and the Delaware General Corporation Law. As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
(j) Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.
(k) Consultation With Professional Tax and Investment Advisors. Optionee acknowledges that the grant, exercise and vesting with respect to this Option, and the sale or other taxable disposition of the Shares, may have tax consequences pursuant to the Code or under local, state or international tax laws. Optionee further acknowledges that Optionee is relying solely and exclusively on Optionee’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Optionee understands and agrees that any and all tax consequences resulting from the Option and its grant, exercise and vesting, and the sale or other taxable disposition of the Shares, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Optionee for such taxes or other items.
IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement on the date set forth in the first paragraph.

IRVINE SENSORS CORPORATION

By:

Name:
Title:

OPTIONEE:

Name:
Address: